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                                                                     EXHIBIT 5.1

                                 LAW OFFICES OF
                          PILLSBURY MADISON & SUTRO LLP

LOS ANGELES                   POST OFFICE BOX 7880                 PALO ALTO
NEW YORK                 SAN FRANCISCO, CALIFORNIA 94120           ORANGE COUNTY
SACRAMENTO                  TELEPHONE (415) 983-1000               SAN DIEGO
SAN FRANCISCO               TELECOPIER (415) 983-1200              HONG KONG
WASHINGTON, D.C.                                                   TOKYO






                                                                     May 8, 1999


         Trega Biosciences, Inc.
         9880 Campus Point Drive
         San Diego, CA 92121

         Re:      Registration Statement on Form S-3

         Ladies and Gentlemen:

         We are acting as counsel for Trega Biosciences, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 3,886,668 shares of Common Stock, $.001 par value (the "Common Stock"), of the Company, to be offered and sold by certain stockholders of the Company (the "Selling Stockholders"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to such 3,886,668 shares of Common Stock. (Such Registration Statement, as amended, is herein referred to as the "Registration Statement.")

         We are of the opinion that the shares of Common Stock to be offered and sold by the Selling Stockholders have been duly authorized and legally issued and are fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                              Very truly yours,

                                              /s/ PILLSBURY MADISON & SUTRO LLP